UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 13, 2024, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2024, by and among ZeroFox Holdings, Inc., a Delaware corporation (the “Company”), ZI Intermediate II, Inc., a Delaware corporation (“Parent”) and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each affiliated with Haveli Investments Software Fund I, L.P. and Haveli Investments Software Fund I Cayman L.P., funds managed by Haveli Investments L.P., a private equity firm focused on the software and technology-enabled services sectors.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 13, 2024, in connection with the Merger, ZI Intermediate I, Inc., a Delaware corporation (“Holdings”), Parent, entered into a credit agreement (the “Credit Agreement”) with Monroe Capital Management Advisors, LLC, as the administrative agent, the collateral agent, and the letter of credit issuer, and certain lenders party thereto.

The Credit Agreement provides for extensions of credit in the form of (i) initial term loans to Parent in an aggregate principal amount of $120,000,000 (the “Initial Term Loan”) and (ii) revolving credit loans made available to the Parent at any time and from time to time (prior to the sixth anniversary of the Closing Date, or if such date is not a business day, the immediately preceding business day) in an aggregate principal amount at any time outstanding not in excess of $10,000,000 (including letters of credit outstanding at the time) . The proceeds of the Initial Term Loan were used on the closing date under the Credit Agreement to, among other things, finance the transactions contemplated by the Merger Agreement, refinance certain existing indebtedness of the Company and pay related fees and expenses.

The Credit Agreement contains representations and warranties, covenants (including financial covenants) and events of default customary for agreements of this type.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in the disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

As previously disclosed in Current Reports on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2024, February 22, 2024 and March 6, 2024, the Company entered into note repurchase agreements (collectively, the “Note Repurchase Agreements”) with the beneficial owners (collectively, the “Noteholders”) of the Company’s 7.00%/8.75% Convertible Senior Cash/PIK Toggle Notes (the “Notes”) issued under the Indenture, dated August 3, 2022, by and between the Company and Wilmington Trust, National Association, as trustee, pursuant to which the Noteholders agreed to sell and the Company agreed to repurchase substantially concurrently with the closing of the Merger the aggregate principal amount of the Notes beneficial owned by the Noteholders and any additional Notes subsequently acquired by the Noteholders at an aggregate purchase price equal to the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, thereon to, but excluding, the repurchase date. Concurrently with the closing of the Merger, in accordance with the terms of the Note Repurchase Agreements, the Company repurchased approximately $174.4 million aggregate payoff amount of Notes (including accrued and unpaid interest through the closing date under the Credit Agreement) from the Noteholders, constituting payment in full and cancellation of the Notes.

Concurrently with the closing of the Merger, the Company terminated that certain Loan and Security Agreement, dated January 7, 2021, as amended or supplemented from time to time, by and among the Company, the other loan parties thereto and Stifel Bank and concurrently repaid all advances and other obligations outstanding thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Common Stock

At the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned immediately prior to the Effective Time by Parent, Merger Sub or the Company or any of their subsidiaries, (ii) shares of Company Common Stock as to which appraisal rights have been properly exercised and validly perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware, and (iii) 1,293,750 shares of Company Common Stock subject to vesting conditions that were cancelled without payment of consideration therefor) was cancelled and automatically converted into the right to receive an amount in cash equal to $1.14 per share (the “Merger Consideration”), without interest and subject to applicable withholding taxes.

Company Options

At the Effective Time, each option to purchase shares of Company Common Stock (each, a “Company Option”) that was vested in accordance with its terms as of immediately prior to the Effective Time was automatically deemed exercised on a cashless basis and exchanged for the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such vested Company Option, by (y) the total number of shares of Company Common Stock underlying such vested Company Option. Each vested Company Option with a per-share exercise price that was equal to or greater than the Merger Consideration, as of the Effective Time was canceled for no consideration.

Each Company Option that was unvested and outstanding as of immediately prior to the Effective Time was automatically converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such unvested Company Option, by (y) the total number of shares of Company Common Stock underlying such unvested Company Option. Such resulting amount will vest and become payable at the same time that the unvested Company Option from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company Option immediately prior to the Effective Time. Any unvested Company Option with a per-share exercise price that was equal to or greater than the Merger Consideration, as of the Effective Time was canceled for no consideration.

Company RSUs

Each restricted stock unit award in respect of shares of Company Common Stock (each, a “Company RSU”) that was outstanding as of immediately prior to the Effective Time and that was either held by a non-employee member of the Board of Directors of the Company (the “Board”) or vested in accordance with its terms as of the Effective Time was automatically cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company Common Stock underlying the Company RSU by (y) the Merger Consideration.

Each Company RSU that was outstanding as of immediately prior to the Effective Time and that was either not held by a non-employee member of the Board or unvested as of the Effective Time was automatically converted into the contingent right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (x) the total number of shares of Company Common Stock underlying such Company RSU, by (y) the Merger Consideration. Such resulting amount will vest and become payable at the same time that the unvested Company RSU from which such resulting amount was converted would have vested pursuant to its terms, and will otherwise remain subject to substantially the same terms and conditions as were applicable to such Company RSU immediately prior to the Effective Time.

Treatment of Warrants

At the Effective Time, in accordance with the terms of that certain warrant agreement governing an aggregate of 16,213,419 warrants to purchase shares of Company Common Stock comprised of (i) publicly held warrants (the “Company Public Warrants”) and (ii) privately-issued warrants (the “Company Private Warrants” and, together with the Company Public Warrants, the “Company Warrants”), each Company Warrant that was unexercised and outstanding as of immediately prior to the Effective Time, ceased to represent the right to purchase shares of Company Common Stock and became a right by the holder thereof upon any subsequent exercise, to receive the Merger Consideration in respect of each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the Effective Time. The exercise price for the holder of any such Company Warrant that properly exercises such Company Warrant within 30 days following May 13, 2024 will be reduced as provided for in the warrant agreement governing the Company Warrants. Such reduced exercise price will be the amount of the Merger Consideration minus the Black-Scholes value of a Company Warrant computed in accordance with the warrant agreement.

At the Effective Time, in accordance with the terms of that certain warrant to purchase Company Common Stock governing an aggregate of 128,676 warrants to purchase shares of Company Common Stock (“Company Stifel Warrants”), each Company Stifel Warrant automatically terminated and was cancelled and extinguished for no consideration.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 6, 2024, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the disclosure set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On May 13, 2024, in connection with the consummation of the Merger, the Company notified The Nasdaq Stock Market LLC that the Merger had been consummated and requested that The Nasdaq Stock Market LLC file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Company Common Stock and the Company Public Warrants from The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and to deregister the Company Common Stock and the Company Public Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act. Trading of the Company Common Stock and the Company Public Warrants on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, was halted prior to the opening of trading on May 13, 2024.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the disclosure set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Additionally, as a result of the Merger, each holder of a Company Warrant will have the right upon any subsequent exercise, to receive the Merger Consideration in respect of each share of Company Common Stock for which such Company Warrant was exercisable immediately prior to the Effective Time. The exercise price for the holder of any such Company Warrant that properly exercises such Company Warrant within 30 days following May 13, 2024 will be reduced as provided for in the warrant agreement governing the Company Warrants. Such reduced exercise price will be the amount of the Merger Consideration minus the Black-Scholes value of a Company Warrant computed in accordance with the warrant agreement.

Item 5.01	Change in Control of Registrant.

The information contained in the disclosure set forth in the Introductory Note and under Items 2.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total equity value of the transaction was approximately $162.1 million. Parent funded the Merger with debt and equity financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

As a result of the Merger, at the Effective Time, James C. Foster, Adam Gerchen, Todd P. Headley, Paul Hooper, Thomas F. Kelly, Samskriti King, Teresa H. Shea, and Barbara Stewart each resigned from the Board and from any and all committees of the Board on which they served and ceased to be directors of the Company. At the Effective Time, in accordance with the Merger Agreement, Brian Sheth and Ian Loring, the directors of Merger Sub immediately prior to the Effective Time, were appointed as directors of the Company. Immediately following the Effective Time, Brian Sheth and Ian Loring ceased to be directors of the Company and James C. Foster and Kevin T. Reardon were appointed as the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the disclosure set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the consummation of the Merger and pursuant to the Merger Agreement, upon the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On May 13, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, by and among ZeroFox Holdings, Inc., ZI Intermediate II, Inc., and HI Optimus Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2024)

3.1	Amended and Restated Certificate of Incorporation of the Company, effective May 13, 2024

3.2	Amended and Restated Bylaws of the Company, effective May 13, 2024

99.1	Press Release, dated May 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: May 13, 2024	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer